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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Triad Park, LLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                          The Kontrabecki Group, Inc.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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NEWS RELEASE

FOR IMMEDIATE RELEASE--
FROM THE KONTRABECKI GROUP, INC.


Contacts:

John Kontrabecki
The Kontrabecki Group, Inc.
650-372-1222

Mark Harnett
MacKenzie Partners, Inc.
212-929-5877


                           TKG REITERATES COMMITMENT
                     TO PAY $1.74 PER SHARE FOR TRIAD PARK


     San Mateo, Calif. (Friday, March 27, 1998). The Kontrabecki Group, Inc.
(TKG) today reiterated its binding commitment to pay $1.74 per Triad Park LLC share (ticker: TDPK) if its Merger Agreement with Triad Park is approved by Triad Park shareholders at the special meeting tomorrow, Saturday, March 28, 1998.

     John Kontrabecki, president of TKG, said he was "astonished that the Advisory Board of Triad Park is trying to prevent Triad Park shareholders from receiving the immediate benefit of TKG's new $1.74 price."

     TKG and TKG Acquisition Company, LLC are delivering to Triad Park a waiver letter waiving the provisions of Section 3.1(b) of the Merger Agreement regarding total consideration to the extent necessary to provide for a total Merger Consideration of $34,292,134.02, which translates into $1.74 per share. All other terms and conditions of the Merger Agreement will remain the same and will be unaffected by TKG's waiver.

     For additional information, please contact Mark Harnett of MacKenzie Partners at 212-929-5877 or John Kontrabecki of TKG at 650-372-1222.